UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2009

INDEX OIL AND GAS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-51430	20-0815369
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10000 Memorial Drive, Suite 440
Houston, Texas 77024
(Address of principal executive offices, including zip code)

(713) 683-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following a review of corporate costs, Index Oil and Gas Inc. (the “Company”) has entered into certain amended remuneration terms with its executive officers: Daniel Murphy, Chairman; Lyndon West, Chief Executive Officer; and Andrew Boetius, Chief Financial Officer.

On March 4, 2009, Daniel Murphy, Lyndon West and Andrew Boetius each entered into two  amendments to Appendix I to his respective employment agreement (collectively, the “Amended Agreements”) with the Company’s subsidiary Index Oil & Gas Limited. Effective as of December 1, 2008, certain remuneration terms have been amended (“Remuneration Amendments”) as follows :

•           70% of current salary to February 28, 2009 and 50% of current salary from March 1, 2009 will be paid via payroll, less appropriate payroll taxes.

•           Payment of contributions to personal pension plans for Daniel Murphy, Lyndon West and Andrew Boetius, at the level of 10% of total salary, is suspended.

•           The Company will make an award of stock under the 2008 Stock Incentive Plan, as a Stock Award, with a value equivalent to the sum of 30% or 50%, as applicable, of current salary and suspended pension payments, as applicable.

•           On the latest of June 1, 2009, the Remuneration Amendments will cease and the original remuneration terms will be re-instated.

•           The Company has the right to extend the Remuneration Amendments on a month-by-month basis, from 1 April, 2009 until June 1, 2009 (“Extended Months”).

•           The Remuneration Amendments contain provisions that allow for the conversion into U.S. dollars (“USD”) of certain amounts denominated in pounds sterling.

•           The quantity of stock to be awarded will be equal to the monthly USD value of foregone compensation and benefits, divided by the average daily closing price for the Company’ stock during the relevant month the Remuneration Amendments are in place.

•           All awarded stock will vest and be issuable, subject to approval of the Company’s Board of Directors, as soon as practicable following the end of the month that the Remuneration Amendments cease to apply and no later than 45 days thereafter, with the exception of the awards related to December 2008 which may be issued, at the discretion of the Board of Directors, prior to March 15, 2009.

•           Upon the issuance of the shares of stock to the employee, the Company is authorized to withhold a certain amount of shares otherwise distributable to the employee under the Remuneration Amendments in order to satisfy any and all federal, state and local tax obligations with respect to the issuance of such shares, with the determination of such amount being made, by month, based on the calculated tax liability and the average daily closing price for the Company’ stock.

•           The stock awards will be forfeited in total if the executive officer gives notice of termination of his respective agreement prior to the date of Board approval of the issuance at the end of the period of the Remuneration Amendments.

•           If any discrepancy arises between the terms of the Amended Agreements and the terms of the 2008 Stock Incentive Plan, the terms of the 2008 Stock Incentive Plan will override the Amended Agreements.

The foregoing description of the Remuneration Amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Agreements, which are attached hereto as Exhibits 10.1, 10.2, and 10.3 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Amended Employment Agreement of Daniel Murphy, dated March 4, 2009.

10.2	Amended Employment Agreement of Lyndon West, dated March 4, 2009.

10.3	Amended Employment Agreement of Andrew Boetius, dated March 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEX OIL AND GAS INC.

March 6, 2009	By:	/s/ Lyndon West
Lyndon West
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amended Employment Agreement of Daniel Murphy, dated March 4, 2009.

10.2	Amended Employment Agreement of Lyndon West, dated March 4, 2009.

10.3	Amended Employment Agreement of Andrew Boetius, dated March 4, 2009.

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